SCHEDULE 14A INFORMATION


                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to /Section/ 240.14a-11(c) or
     /Section/ 240.14a-12

                               SAFLINK CORPORATION
                               -------------------
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
                                 --------------
                   (Name of Person(s) Filing Proxy Statement)


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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                               SAFLINK CORPORATION
                      (FORMERLY THE NATIONAL REGISTRY INC.)
                           18300 N.E. UNION HILL ROAD
                                    SUITE 270
                            REDMOND, WASHINGTON 98052


                                 APRIL 10, 2000


Dear Stockholder:


     You are cordially invited to attend the Annual Meeting of Stockholders of SAFLINK Corporation (the "Company"), to be held at 10:00 a.m., local time, on Tuesday, May 9, 2000, at the Bellevue Hyatt Regency, 900 Bellevue Way N.E., Bellevue, Washington 98004.


     Business scheduled to be considered at the meeting includes the election of six directors and to transact such other business as may properly come before the meeting.


     The Board of Directors of the Company recommends that you vote "FOR" the election of the six nominees of the Board of Directors as directors.


     Additional information concerning these matters is included in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is the Company's 1999 Annual Report to Stockholders, including its Annual Report on Form 10-K, which contains information concerning the Company's 1999 fiscal year.


     Please complete, sign and return the enclosed proxy card as soon as possible. The Company's Board of Directors urges that all stockholders exercise their right to vote at the meeting personally or by proxy.


                               Sincerely,

                               /s/ JEFFREY P. ANTHONY

                               Jeffrey P. Anthony
                               CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

                               SAFLINK CORPORATION
                      (FORMERLY THE NATIONAL REGISTRY INC.)
                           18300 N.E. UNION HILL ROAD
                                    SUITE 270
                            REDMOND, WASHINGTON 98052


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 9, 2000


     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of SAFLINK Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Tuesday, May 9, 2000, at the Bellevue Hyatt Regency, 900 Bellevue Way N.E., Bellevue, Washington 98004 for the following purposes:


   1. To elect six directors to serve for a term of one-year or until their successors have been duly elected and qualified;


   2. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.


     Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on March 31, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.


     Stockholders are urged to attend the meeting in person. If you are not able to do so, please sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States.


                           By Order of the Board of Directors


                           /s/ JAMES W. SHEPPERD

                           James W. Shepperd
                           CHIEF FINANCIAL OFFICER AND SECRETARY


REDMOND, WASHINGTON
APRIL 10, 2000

                               SAFLINK CORPORATION
                      (FORMERLY THE NATIONAL REGISTRY INC.)
                           18300 N.E. UNION HILL ROAD
                                    SUITE 270
                            REDMOND, WASHINGTON 98052
                                ----------------

                                 PROXY STATEMENT

                                ----------------
                         ANNUAL MEETING OF STOCKHOLDERS
                              TUESDAY, MAY 9, 2000


                             SOLICITATION AND VOTING


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SAFLINK Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Stockholders") to be held at 10:00 a.m., local time, on Tuesday, May 9, 2000, at the Bellevue Hyatt Regency, 900 Bellevue Way N.E., Bellevue, Washington 98004 and at any adjournments thereof (the "Annual Meeting"). Only holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on March 31, 2000 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, 19,477,740 shares of Common Stock were issued and outstanding.


     The presence in person or by proxy of the holders of a majority of the votes entitled to be cast by the outstanding shares of Common Stock shall constitute a quorum for matters to be voted on at the Annual Meeting. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by such broker ("broker non-votes"). In the event that there are not sufficient votes present either in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the solicitation of additional proxies.


     The Company's Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 1999 with certified financial statements, has either preceded or is now enclosed with, this Proxy Statement. This Proxy Statement and the accompanying proxy card are being mailed to the Stockholders on or about April 10, 2000.

     The Common Stock was the only voting security of the Company outstanding and entitled to vote at the Annual Meeting on the Record Date. Holders of Common Stock are entitled to one vote per share on each matter to be voted upon at the Annual Meeting. The Company's Bylaws provide that a plurality of the votes present in person or represented by proxy at the Annual Meeting entitled to vote on the election of directors shall be sufficient to elect directors (Proposal 1). Accordingly, abstentions and broker non-votes will not affect the outcome on Proposal 1 provided that a quorum is present. The vote of shares of Common Stock will be counted by representatives of the Company's stock transfer agent, U.S. Stock Transfer Corporation, and/or another inspector of elections appointed by the Company.


     Shares of Common Stock represented by properly executed proxy cards received by the Company at or prior to the Annual Meeting will be voted according to the instructions indicated on such proxy cards. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented "FOR" the election of the six nominees for director named in this Proxy Statement. As to any other business which may properly come before the Annual Meeting, the persons named on the proxy card will vote according to its or their sole discretion.


     Any Stockholder has the power to revoke his, her or its proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation to the Secretary of the Company, by a duly executed proxy bearing a later date or by voting by ballot at the Annual Meeting.


     The cost of preparing, assembling and mailing this proxy solicitation material and Notice of Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, e-mail or by personal solicitation may be done by directors, officers and regular employees of the Company for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock as of the Record Date will be requested to forward proxy solicitation material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.


     Dissenters' rights of appraisal will not be available under Delaware law with respect to any of the proposals being submitted by the Board to the Stockholders at the Annual Meeting.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each of the Company's directors; (iii) each person nominated to serve as a director of the Company; (iv) each of the Named Executive Officers (as hereinafter defined); and (v) all executive officers and directors of the Company as a group:



                                              AMOUNTS AND
                                               NATURE OF
NAME AND ADDRESS                              BENEFICIAL               PERCENT
OF BENEFICIAL OWNER                            OWNERSHIP               OF CLASS
-------------------------------------   ----------------------   -------------------
RMS Limited Partnership .............        11,618,427(1)                50.4
  50 West Liberty Street
  Suite 650
  Reno, NV 89501
Francis R. Santangelo ...............           991,710(2)                 5.1
  10926 Tamarisk Trail
  Boynton Beach, FL 33436
Home Shopping Network, Inc. .........         2,600,532(4)                11.8
  P. O. Box 9090
  Clearwater, FL 34618
Hector J. Alcalde ...................            20,000(2)                   *
Jeffrey P. Anthony ..................           366,667(2)                 1.9
Frank M. Devine .....................           347,249(2)                 1.8
Donald C. Klosterman ................           267,222(2)(3)              1.4
Robert J. Rosenblatt ................                 0                      *
Walter G. Hamilton ..................            61,333(2)                   *
Gregory C. Jensen ...................            18,333(2)                   *
Bob Perez ...........................                 0(2)                   *
James W. Shepperd ...................           110,000(2)(3)                *
Executive officers and directors
  as a group (10 persons) ...........         2,182,514                  11.0(2)(3)

----------------
(1) Excludes 59,500 shares of Common Stock owned by certain trusts of which Roy Speer's children and grandchildren are beneficiaries. Mr. Speer is the sole stockholder and a director of Crystal Diamond, Inc., the managing general partner of RMS, and is a non-managing partner of RMS. RMS and Mr. Speer disclaim beneficial ownership of such shares of Common Stock. Includes 3,597,122 shares of Common Stock issuable upon conversion of 100,000 currently convertible shares of Series D Preferred Stock.

(2) Includes shares of Common Stock that can be acquired by exercise of vested and exercisable stock options within 60 days of March 31, 2000, as follows: Mr. Santangelo - 83,333 shares; Mr. Alcalde - 20,000 shares; Mr. Anthony - 366,667 shares; Mr. Devine - 331,666 shares; Mr. Klosterman - 42,222 shares; Mr. Hamilton - 61,333 shares; Mr. Jensen - 18,333 shares; Mr. Shepperd - 75,000 shares.

    Excludes 50,000, 180,000, 17,778, 140,414, 94,778, 150,000 and 90,000 shares issuable upon exercise of outstanding options which either have not vested or are not exercisable and which will not vest or which may not be exercisable within 60 days of March 31, 2000 in favor of Messrs. Alcalde, Anthony, Klosterman, Hamilton, Jensen, Perez and Shepperd, respectively.

(3) Includes 75,000 and 10,000 shares of Common Stock issuable upon exercise of warrants within 60 days of March 31, 2000, by Mr. Klosterman and Mr. Shepperd, respectively.

(4) Includes 2,600,532 shares of Common Stock issuable upon conversion of 100,000 currently convertible shares of Series A Preferred Stock.

 *  Less than 1%.



                       PROPOSAL 1. ELECTION OF DIRECTORS


     Six directors are to be elected at the Annual Meeting to hold office for a term of one year or until their successors have been duly elected and qualified. Proxies will be voted for election of each of the six directors named below, unless otherwise directed.


     Election of directors will require the affirmative vote of the holders of a plurality of the votes of shares of Common Stock present in person or represented by Proxy and entitled to vote on the election of directors at the Annual Meeting. Although the Board anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board.


     The Board has nominated the persons named below for election as directors at the Annual Meeting. The name of each nominee, the nominee's age as of March 31, 2000, the nominee's current position with the Company, when the nominee's current term expires and when the nominee became a member of the Board is set forth in the following table.



                                                                                             TERM      DIRECTOR
NAME                                       AGE                   POSITION                  EXPIRES      SINCE
---------------------------------------   -----   -------------------------------------   ---------   ---------
Jeffrey P. Anthony ....................    42     President, Chief Executive Officer,        2000         1998
                                                  Chairman and Director
Hector J. Alcalde (1) .................    67     Director                                   2000         1999
Frank M. Devine (2) ...................    58     Director                                   2000         1997
Donald C. Klosterman (2) ..............    71     Director                                   2000         1997
Robert J. Rosenblatt (1) ..............    43     Director                                   2000         1998
Francis R. Santangelo (1) (2) .........    68     Director                                   2000         1997

----------------
(1) Audit Committee member.

(2) Compensation Committee member.

INFORMATION REGARDING NOMINEES

     JEFFREY P. ANTHONY has served as President and Chief Executive Officer of the Company since May 1998, Chairman of the Board since March 1998 and as a director of the Company since February 1998. Mr. Anthony served as the Director of Business Development for the Company from March 1995 to March 1998 and as a Senior Vice President from February 1992 to March 1995. From April 1987 to February 1992, Mr. Anthony was Managing Director of Shinnecock Capital Corporation, a venture capital firm he co-founded. From October 1983 to April 1987, Mr. Anthony was Assistant to the Chairman and a director of Spear Financial Services Inc., a publicly owned brokerage firm that provided computer accessible financial services including online trading and specialist operations on the floor of the Pacific Coast Stock Exchange. Mr. Anthony received his BA in Anthropology from Vassar College.

     HECTOR J. ALCALDE has served as a director of the Company and as a member of the Board's Audit Committee (the "Audit Committee") since February 1999. Since its creation in 1973, Mr. Alcalde has served as President and Chief Executive Officer of Alcalde & Fay, a government and public affairs consulting firm in Washington, D.C., which he helped found. Mr. Alcalde is a director of Precision Systems, Inc., a publicly owned company that delivers telecommunications solutions to service providers and corporations. Mr. Alcalde received a BA in Government from the University of Tampa, and an MA in Education and Administration from Peabody College.

     FRANK M. DEVINE has served as a director of the Company and as a member of the Board's Compensation Committee since June 1997 and the Audit Committee from September 1997 to May 1999. Mr. Devine also serves as a business consultant for various entities. He has founded or co-founded Bachmann-Devine, Incorporated, a venture capital firm and Shapiro, Devine & Craparo, Inc., a manufacturers' agency serving the retail industry. Mr. Devine also serves on the Board of Directors of these companies. Since December 1994, Mr. Devine has served as a member of the Board of Directors of Salton, Inc., a publicly owned company that markets and sells electrical appliances to the retail trade under various brand names. Mr. Devine received a BS from Iowa State University.

     DONALD C. KLOSTERMAN has served as a director of the Company and as a member of the Compensation Committee since June 1997. Mr. Klosterman also serves as a business consultant for various entities. From July 1994 to November 1995, Mr. Klosterman was co-founder and President of Pacific Casino Management Inc., a casino operator. Mr. Klosterman was a co-founder and the Chairman of the Board of Directors of NTN Communications, Inc. ("NTN"), a satellite broadcasting company that provides interactive entertainment programming, from April 1983 to September 1994, and a consultant to NTN from 1991 to 1992. From 1989 to 1991, Mr. Klosterman was a consultant to Comcheck, a credit verifying Company. Mr. Klosterman is currently a director of NTN, and has been a director of Aldila Shaft Manufacturer, Inc., a manufacturer of graphite golf shafts, since March 1994. Mr. Klosterman served as Vice President/General Manager of the Los Angeles Rams from 1971 until 1982, General Manager of the Baltimore Colts from 1970 until 1971 and General Manger of the Houston Oilers from 1966 until 1970. Mr. Klosterman played professional football for Cleveland, Dallas, Los Angeles and Calgary.


     ROBERT J. ROSENBLATT has served as a director of the Company and as a member of the Audit Committee since March 1998. Mr. Rosenblatt has been Executive Vice President and Chief Operating Officer of Home Shopping Network ("HSN") since December 1999 and was Executive Vice President and Chief Financial Officer of HSN from December 1997 until December 1999. From 1984 until December 1997, Mr. Rosenblatt held several positions of increasing responsibility at Bloomingdale's, a division of Federated Department Stores, including Assistant Controller, Vice President of Finance and Vice President of Stores Operations and Purchasing. Mr. Rosenblatt was most recently Senior Vice President and Chief Financial Officer of Bloomingdale's. Mr. Rosenblatt received his BS in Accounting from Brooklyn College.


     FRANCIS R. SANTANGELO has served as a director of the Company and as a member of the Compensation Committee since September 1997 and as a member of the Audit Committee since May 1999. Mr. Santangelo is a financial consultant with more than 30 years experience in the financial community. In addition, from 1959 to 1988, Mr. Santangelo was a principal in Francis R. Santangelo & Co., a specialist firm on the American Stock Exchange, and is also a former member of the Board of Directors of the American Stock Exchange.


     Pursuant to that certain Stock Purchase Agreement, dated as of April 28, 1992, by and between the Company and HSN (the "Stock Purchase Agreement"), HSN has the right to nominate up to three directors for the Board. HSN has nominated the following individuals: Jed B. Trosper, who resigned effective March 10, 1998 and Robert J. Rosenblatt, who has served on the Board since March 11,1998.


     RMS Limited Partnership, a Nevada limited partnership controlled by Roy M. Speer ("RMS") and Francis R. Santangelo, acting together, are in a position immediately to exercise significant control over the general affairs of the Company, to control the vote on any matters presented to stockholders and to direct the business policies of the Company. As of March 31, 2000, RMS and Mr. Santangelo beneficially owned approximately 41.2% and 3.5% of the common stock of the Company, respectively. RMS and Mr. Santangelo are parties to a certain stockholders' voting agreement pursuant to which they agreed to vote certain shares for directors nominated by RMS, and not to vote in favor of certain specified actions unless agreed to by RMS. In addition, RMS owns 100,000 shares of the Company's Series D Preferred Stock which are convertible into approximately 3.6 million shares of the Company's common stock and, if converted, would result in RMS beneficially owning approximately 50.4% of the Company's then outstanding common stock.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT


     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq SmallCap Market (the "SmallCap Market"). Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal 1999, all required reports were filed timely.


THE BOARD AND ITS COMMITTEES


     The Board held seven meetings during fiscal year 1999.


     The Board has two standing committees, the Audit Committee and the Compensation Committee. In addition, from time to time the Board establishes committees of limited duration for special purposes. The Company does not have a separate nominating committee for recommending to Stockholders candidates for positions on the Board.


     The Audit Committee, which held no meetings separate from full Board meetings during fiscal 1999, consisted of Hector J. Alcalde, Robert J. Rosenblatt and Francis R. Santangelo. The Committee's responsibilities include reviewing (i) the scope and findings of the annual audit, (ii) accounting policies and procedures and the Company's financial reporting and (iii) the internal controls employed by the Company.


     The Compensation Committee, which held no meetings separate from full Board meetings during fiscal year 1999, consisted of Frank M. Devine, Donald C. Klosterman and Francis R. Santangelo. The Committee's responsibilities include
(i) making recommendations to the Board on salaries, bonuses and other forms of compensation for the Company's officers and other key management and executive employees, (ii) administering the Plan and (iii) reviewing management recommendations for grants of stock options and any proposed plans or practices of the Company relating to compensation of its employees and directors.


     Other than Robert Rosenblatt and Francis Santangelo, who attended approximately 57% and 71%, respectively, of the applicable meetings, each incumbent director attended at least 75% of all meetings of the Board and committees of the Board to which he was assigned that were held during the portion of fiscal year 1999 as to which such director was a member of the Board or applicable committee.

COMPENSATION OF DIRECTORS


     During 1999, no cash compensation was paid to any of the directors of the Company for serving as a director of the Company, except that such persons were reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board.


     In lieu of cash compensation for serving on the Board each new director of the Company, upon such persons' election and qualification to the Board, is granted options to purchase 60,000 shares of the Company's Common Stock. One-third of such stock options become exercisable on the date of grant and an additional one-third on each of the first two anniversaries of the grant date, if such person is still serving as a director of the Company, with an exercise price of the mean of the closing bid and asked price of the Common Stock on the SmallCap Market on the date of such grant. Since Mr. Rosenblatt was nominated to serve on the Board by HSN, he declined the options granted to him.


                              EXECUTIVE OFFICERS


     The names, ages, current positions held and date from which the current position was held of all executive officers of the Company (the "Named Executive Officers") as of March 31, 2000 are set forth below.



                                                                          POSITION
NAME                            AGE                OFFICER                 SINCE
----------------------------   -----   -------------------------------   ---------
Jeffrey P. Anthony .........    42     President and Chief Executive         1998
                                       Officer
Walter G. Hamilton .........    56     Vice President of Sales and           1999
                                       Marketing
Gregory C. Jensen ..........    32     Chief Technology Officer              1999
Bob Perez ..................    47     Vice President of Product             2000
                                       Development
James W. Shepperd ..........    51     Chief Financial Officer and           1998
                                       Corporate Secretary

     The following sets forth the business experience, principal occupations and employment of each of the Named Executive Officers who do not serve on the Board (See "Election of Directors -- Information Regarding Nominees" above for such information with respect to Mr. Anthony):


     WALTER G. HAMILTON, promoted to Vice President of Sales and Marketing in August 1999, has more than 34 years of experience in the information technology industry. Prior to joining the Company as Director of Business Development in December 1995, Mr. Hamilton was employed by Unisys Corporation and its successor, Loral Corporation, as Director of Business Development for the worldwide postal automation business segment, having previously held various sales management and product management related assignments with both domestic and international responsibilities. Mr. Hamilton received a BS in Business Administration from the University of Southern Mississippi.

     GREGORY C. JENSEN joined the Company in August 1992 and has served as Chief Systems Engineer and Director of Technical Services until October 1999, when he accepted his current position as Chief Technology Officer. The Board appointed him as a corporate officer of the Company on March 20, 2000. Prior to joining the Company, Mr. Jensen was a Member of the Technical Staff of TRW, Inc., involved in the research & development of image processing, signal processing, high volume data storage, and high bandwidth data communication technologies. Mr. Jensen received a B.S. in Electrical Engineering from California Institute of Technology.


     BOB PEREZ joined the Company in January 2000 as Vice President of Product Development. Prior to that, Mr. Perez was, from October 1997, Director of Product Management and Product Marketing at Sequel Technology Corporation. He was Vice President, ECCO Division for NetManage, Inc. from September 1994 to September 1996 and, from October 1990 to September 1994, Chief Operating Officer of Arabesque Software, Inc. Mr. Perez received a BA degree from San Jose State University, a JD from Harvard Law School, and practiced law for nine years in the Silicon valley before entering the software industry.


     JAMES W. SHEPPERD has been Chief Financial Officer of the Company since May 1998, and Secretary of the Company since June 1998. He served in these positions on a part-time, contract basis from May 1998 until December 31, 1999 when he became a full-time employee of the Company. From May 1997 to December 31, 1999, Mr. Shepperd was also a principal in James Shepperd & Associates providing accounting and financial consulting, strategic planning and corporate finance services to a variety of clients. From January 1994 to April 1997, Mr. Shepperd was a Senior Vice President with Key Bank, as Chief Financial Officer of the bank's Oregon subsidiary from January 1994 until March 1996 when he relocated to Seattle to assume responsibility for all administrative activities of the bank's Northwest Region. From 1983 to 1993, Mr. Shepperd served as Chief Financial Officer for various financial institutions. Mr. Shepperd, who is a certified public accountant, received a B.S. in Business Administration from California State University, Long Beach.

                            EXECUTIVE COMPENSATION


     The following table sets forth all compensation with respect to the Named Executive Officers receiving more than $100,000 in aggregate compensation in 1999, including the Chief Executive Officer of the Company:


                          SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                       -------------
                                                         ANNUAL
                                                      COMPENSATION       SECURITIES
                                                    ----------------     UNDERLYING
NAME AND PRINCIPAL POSITION                 YEAR         SALARY          OPTIONS(#)
----------------------------------------   ------   ----------------   -------------
Jeffrey P. Anthony                         1999         $165,001          180,000
 President and Chief Executive Officer     1998          146,544          366,667
                                           1997              N/A              N/A
Walter G. Hamilton                         1999         $131,006           90,000
 Vice President of Sales and Marketing     1998              N/A              N/A
                                           1997              N/A              N/A
James W. Shepperd (1)                      1999         $124,304           90,000
 Chief Financial Officer                   1998           40,911           75,000
                                           1997              N/A              N/A
Clinton C. Fuller (2)                      1999         $128,316           90,000
 Former Chief Operating Officer            1998          142,108          213,333
                                           1997          128,465           20,000

----------------
(1) Mr. Shepperd served as the Company's Chief Financial Officer and Corporate Secretary on a part-time basis through December 31, 1999 pursuant to a Consulting Agreement (the "Consulting Agreement") entered into on May 22, 1998. The Consulting Agreement was terminated effective December 31, 1999 when Mr. Shepperd became a full-time employee.

(2) Mr. Fuller's employment with the Company was terminated effective October 26, 1999.


     The Company offers a plan (the "401(k) Plan") pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), covering substantially all employees, including the Named Executive Officers who are also employees. Matching employer contributions are set at the discretion of the Board. There were no employer contributions made for 1999, 1998 or 1997.


THE 1992 STOCK INCENTIVE PLAN


     The 1992 Stock Incentive Plan (the "Plan"), adopted by the Board and approved by the Stockholders in January 1992, authorizes the granting of stock incentive awards to qualified officers, employees, directors and third parties providing valuable services to the Company (e.g., independent contractors, consultants and advisors to the Company). On September 8, 1999, the Company's Board of Directors unanimously adopted a resolution to approve amending the Plan for the purpose of increasing from 2,500,000 to 4,000,000 the number of shares of Common Stock reserved for issuance pursuant to the Plan. Three stockholders, holding approximately 54.0% of the outstanding shares of Common Stock, voted all of such shares in favor of this amendment which vote was sufficient to approve the increase. The Company's Stockholders previously approved amendments to the Plan increasing the authorized number of shares of Common Stock under the Plan in 1993, 1996, 1997 and 1998.


     On September 8, 1999, the Board, on the recommendation of the Compensation Committee, granted options to purchase shares of Common Stock to officers and employees of the Company in order to provide long-term incentives to such officers and employees. Such options become exercisable pro rata on each of the next three anniversaries of the grant date and the exercise price of such options was set at $1.34 (the average of the closing bid and ask price of the Common Stock on the SmallCap Market on the date of such grant). With the exception of Mr. Anthony, who was granted options to purchase 180,000 shares of Common Stock and Mr. Alcalde and Mr. Klosterman who were granted options to purchase 60,000 and 26,667 shares of Common Stock, respectively, for joining the Board, no options were granted to directors during fiscal year 1999.


     There were no awards of SARs made during fiscal year 1999 to any of the Named Executive Officers. The following table sets forth all options granted to any of the Named Executive Officers during fiscal year 1999.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                                -----------------------------
                                                  PERCENT OF
                                   NUMBER OF     TOTAL OPTIONS
                                  SECURITIES      GRANTED TO      EXERCISE OR
                                  UNDERLYING     EMPLOYEES IN     BASE PRICE                           GRANT DATE
NAME                                OPTIONS       FISCAL YEAR       ($/SH)       EXPIRATION DATE    PRESENT VALUE($)
------------------------------   ------------   --------------   ------------   ----------------   -----------------
Jeffrey P. Anthony,                180,000            11.5%        $   1.34            09/08/09         $181,800
 Chief Executive
 Officer and
 President
Walter G. Hamilton,                 90,000             5.8%            1.34            09/08/09           90,900
 Vice President of
 Sales and Marketing
Gregory C. Jensen,                  45,000             2.9%            1.34            09/08/09           45,450
 Chief Technical
 Officer
James W. Shepperd,                  45,000             2.9%            1.34            09/08/09           45,450
 Chief Financial Officer and        45,000             2.9%            1.78            12/22/09           60,300
 Secretary
Clinton C. Fuller,                  90,000             5.8%            1.34            10/26/99           90,900
 Former Chief
 Operating Officer

----------------

     All options, except those granted to Mr. Fuller, become exercisable pro rata on each of the first three anniversaries of the grant date. The options granted to Mr. Fuller became fully exercisable upon his termination of employment on October 26, 1999.

     No stock options were exercised by any director of the Company during 1999. The following table sets forth the number and value of stock options exercised during 1999 and outstanding as of December 31, 1999 for the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                 NUMBER OF SECURITES
                                                      UNDERLYING              VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                                 OPTIONS         FISCAL YEAR END (#)         FISCAL YEAR END ($)(1)
NAME                            EXERCISED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----------------------------   -----------   ---------------------------   --------------------------
Jeffrey P. Anthony .........           0           366,667/180,000              325,200/135,720
Walter G. Hamilton .........           0             61,333/90,000               35,232/118,260
Gregory C. Jensen ..........           0            104,333/45,000                93,224/33,930
Bob Perez ..................           0                       0/0                          0/0
James W. Shepperd ..........           0             75,000/90,000                65,040/48,060
Clinton C. Fuller ..........      15,000                 283,333/0                    252,270/0

----------------
(1) Assumes a market price equal to $2.094 per share, the average of the closing bid and asked price on the SmallCap Market on December 31, 1999.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee presently consists of Messrs. Devine, Klosterman and Santangelo. During the most recently completed fiscal year, the Board did not have an option committee. The full Board, based upon recommendations of the Compensation Committee, determined whether to make option grants.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report on executive compensation:

     Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies which seek to enhance the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company's executive officers with those of its Stockholders. In furtherance of these goals, the Company relies to a large degree on long-term incentive compensation provided through the Plan to attract and retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities.

     Total compensation for executive officers of the Company presently consists of both cash and equity based compensation. The Compensation Committee determines the salary of executive officers based upon competitive norms. Under the Plan, the Board, based upon recommendations by the Compensation Committee, may grant stock options, SARs, performance share awards and restricted share awards based upon competitive industrial practice. To date, the Board has only granted stock options. The Board has the authority to determine the individuals to whom such options are awarded, the terms at which option grants shall be made and the terms of the options and the number of shares subject to each option. The size of option grants are based upon competitive practice and position level. Through the award of stock option grants, the objective of aligning executive officers' long-range interests with those of the Stockholders are met by providing executive officers with the opportunity to build a meaningful stake in the Company. Salary levels and stock option awards may be adjusted up or down for an executive's achievement of specified objectives and individual job performance.


     Mr. Anthony has served as Chairman of the Board of the Company since March 11, 1998 and as President and Chief Executive Officer of the Company since May 19, 1998. In establishing Mr. Anthony's salary, the Compensation Committee reviewed and considered Mr. Anthony's past experiences with the Company, his contacts and expertise in the Company's industry and with its potential customers and suppliers, as well as the Company's then current cash flow position and its prospects for raising additional cash. Mr. Anthony's salary was set at $150,000 when he became Chairman of the Board and, in light of the Company's then ongoing need for additional funding, Mr. Anthony's salary remained at that level until it was increased to $200,000 per year effective September 8, 1999. The current annual salary for each of the other Named Executive Officers was set by Mr. Anthony after consultation with the Compensation Committee and is as follows: Mr. Hamilton - $145,000; Mr. Jensen - $138,000; Mr. Perez - $130,000; and Mr. Shepperd - $138,000.


                                        Compensation Committee



                                        Frank M. Devine
                                        Donald C. Klosterman
                                        Francis R. Santangelo

PERFORMANCE GRAPH

     Set forth below is a line graph comparing total Stockholder return on the Common Stock against the cumulative total return of the Center for Research in Securities Prices ("CRSP") Index for the SmallCap Market and the CRSP Index for Nasdaq Computer and Data Processing Stocks for the period commencing December 31, 1994 and ending December 31, 1999.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN *
           AMONG SAFLINK CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

[BAR CHART APPEARS HERE]

SAFLINK CORP
                                                                      CUMULATIVE TOTAL RETURN
                                                                      -----------------------

                                       12/94     3/95     6/95    9/95     12/95    3/96     6/96     9/96     12/96    3/97
                                       ----------------------------------------------------------------------------------------
SAFLINK CORP.                          100.00    233.33   133.33  185.71   209.52   130.95   138.10   111.90   195.24   128.57
NASDAQ STOCK MARKET (U.S.)             100.00    108.95   124.62  139.63   141.33   147.95   160.01   165.70   173.89   164.46
NASDAQ COMPUTER & DATA PROCESSING      100.00    112.56   133.42  145.74   152.28   159.42   177.21   180.75   187.95   174.46


                                       6/97     9/97     12/97    3/98     6/98     9/98     12/98    3/99     6/99     9/99
                                       ----------------------------------------------------------------------------------------
SAFLINK CORP.                          104.76    71.43    23.81    38.10    16.67    11.51    13.49    30.16    20.63    15.47
NASDAQ STOCK MARKET (U.S.)             194.59   227.52   213.07   249.36   256.21   231.37   300.25   335.86   367.47   375.85
NASDAQ COMPUTER & DATA PROCESSING      223.71   244.66   230.90   304.97   337.94   317.49   412.23   495.85   515.96   532.96


                                       12/99
                                       -------
SAFLINK CORP.                           25.79
NASDAQ STOCK MARKET (U.S.)             542.43
NASDAQ COMPUTER & DATA PROCESSING      871.27

*  $100 INVESTED ON 12/31/94 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING DECEMBER 31.


Notes:

     A. Assumes $100 invested on December 31, 1994 in the CRSP Index for the SmallCap Market, the CRSP Index for Nasdaq Computer and Data Processing Stocks and the Common Stock.

     B. The Common Stock began trading on the SmallCap Market on April 27, 1993. Prior to that date, the Common Stock traded sporadically in the over-the-counter market since February 1992.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE PAST OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION (ENTITLED "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION") BEGINNING ON PAGE 12 AND THE PERFORMANCE GRAPH ON PAGE 14 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.


                             STOCKHOLDER PROPOSALS


     In order to be eligible for inclusion in the Company's Proxy Statement for the 2001 Annual Meeting of Stockholders, Stockholder proposals must be received by the Secretary of the Company at its executive offices by December 8, 2000. Any Stockholder proposals received after such date will be considered untimely and may be excluded from the proxy statement and form of proxy. Proxies received in respect of Common Stock to be voted at the 2001 Annual Meeting will be voted in accordance with the best judgment of the persons appointed by such proxies with respect to any matters properly before such meeting submitted by Stockholders after December 8, 2000.


                                OTHER BUSINESS


     It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their sole discretion on such business and any matters dealing with the conduct of the Annual Meeting.


                           By Order of the Board of Directors

                           /s/ JAMES W. SHEPPERD

                           James W. Shepperd
                           CHIEF FINANCIAL OFFICER AND CORPORATE SECRETARY


APRIL 10, 2000

                               SAFLINK CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS -- MAY 9, 2000
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               SAFLINK CORPORATION


     The undersigned hereby appoints Jeffrey P. Anthony and James W. Shepperd, each of them with full power of substitution, as proxies and with all powers the undersigned would possess if personally present, to vote all of the shares of common stock, $.01 par value per share (the "Common Stock"), of SAFLINK Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., local time on May 9, 2000, and any adjournments or postponements thereof, at the Bellevue Hyatt Regency, 900 Bellevue Way N.E., Bellevue, Washington 98004, as directed herein upon the matters set forth below and on the reverse side hereof and described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and upon such other matters as may properly be brought before such meeting according to their sole discretion.


     Receipt of the Notice of Annual Meeting, the Proxy Statement and the Company's 1999 Annual Report to Stockholders, including its Annual Report on Form 10-K, is hereby acknowledged.


     THE BOARD OF DIRECTORS OF SAFLINK CORPORATION RECOMMENDS A VOTE FOR PROPOSAL 1, WHICH WAS PROPOSED BY THE BOARD OF DIRECTORS OF SAFLINK CORPORATION.


(1) Election of Six Directors for a one-year term:


  [ ] VOTE FOR all listed Nominees   [ ] WITHHOLD AUTHORITY to vote
      except as indicated below          for all nominees

To withhold authority to vote for any individual nominee, write that nominee's name on the line below:

NOMINEES:     Hector J. Alcalde        Jeffrey P. Anthony       Frank M. Devine     Donald C. Klosterman
              Robert J. Rosenblatt     Francis R. Santangelo

--------------------------------------------------------------------------------
                             PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTORS LISTED IN PROPOSAL 1. AS TO ANY OTHER MATTER COMING BEFORE THE MEETING, EACH OF THE PERSONS AUTHORIZED AS PROXIES HEREWITH IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH MATTER.


                                                     _________________________
                                                             Signature


                                                      Dated_____________, 2000


                                                      ________________________
                                                             Signature

                                                      Dated_____________, 2000


                                                      Please date this card and
                                                      sign your name exactly as
                                                      it appears on this Proxy.
                                                      If the Common Stock
                                                      represented by this Proxy
                                                      is registered in the
                                                      names of two or more
                                                      persons, each should sign
                                                      this proxy. Persons
                                                      signing in a
                                                      representative or
                                                      fiduciary capacity and
                                                      corporate officers should
                                                      add their full titles as
                                                      such.


               PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.